EXHIBIT 5

                       December 29, 1998


Triad Guaranty Inc.
101 South Stratford Road, Suite 500
Winston-Salem, North Carolina 27104

     Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We are acting as counsel to Triad Guaranty Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement registers 60,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock") in connection with the Triad Guaranty Inc. Employee Stock Purchase Plan (the "Plan"). The Shares represent issued and outstanding shares of Common Stock which may be acquired on the open market on behalf of the Plan pursuant to the terms of the Plan.

     In connection with the offering of the Shares, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, and certain resolutions adopted by the Board of Directors of the Company.

     We are of the opinion that the Shares will, when acquired on the open market pursuant to the terms of the Plan, be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                                                     Very truly yours,

                                                     /s/ Lord, Bissell & Brook
                                                     -------------------------
                                                     LORD, BISSELL & BROOK